SHERB & CO., LLP
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                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Magic Communications, Inc. on Form S-8 of our report dated June 5, 2002 except for Note 6 as to which the date is November 24, 2002 of our audit of the financial statements of Magic Communications, Inc. as of period ended December 31, 2001 with respect to its financial statements, which report was included in Form 10-SB as amended to date.



                                                     /s/ Sherb & Co., LLP
                                                     -------------------------
                                                     SHERB & CO., LLP





New York, New York
January 20, 2003